EXHIBIT 5.1


VEDDER PRICE                            VEDDER, PRICE, KAUFMAN & KAMMHOLZ, P.C.
                                        222 NORTH LASALLE STREET
                                        CHICAGO, ILLINOIS 60601
                                        312-609-7500
                                        FACSIMILE: 312-609-5005

                                        OFFICES IN CHICAGO, NEW YORK CITY AND
                                        ROSELAND, NEW JERSEY

                                                 April 28, 2005


PrivateBancorp, Inc.
Ten North Dearborn Street
Chicago, Illinois  60602

Gentlemen:

         Reference is hereby made to the Registration Statement on Form S-8 (the "Registration Statement") being filed with the Securities and Exchange Commission by PrivateBancorp, Inc., a Delaware corporation (the "Company"), relating to the registration of an additional 1,000,000 shares of the Company's common stock, no par value per share (the "Common Stock"), reserved for issuance under the PrivateBancorp, Inc. Incentive Compensation Plan (the "Plan"), as amended. We have acted as counsel for the Company in connection with the Registration Statement.

         In connection with our opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Amended and Restated Certificate of Incorporation of the Company as in effect as of the date hereof; (iii) the Amended and Restated By-laws of the Company; and (iv) such other corporate records, documents and other papers as we deemed necessary to examine for purposes of this opinion. We have assumed the authenticity, accuracy and completeness of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and the genuineness of all signatures.

         Based upon the foregoing and the number of shares of Common Stock issued and outstanding as of the date hereof, it is our opinion that the 1,000,000 shares of Common Stock of the Company, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

         The opinion expressed herein is based on the facts in existence and the laws in effect on the date hereof and is limited to the Federal securities laws and the General Corporation Law of the State of Delaware currently in effect.

         We hereby consent to the use of this opinion in connection with said Registration Statement and to the references to our firm therein.

                                    Very truly yours,


                                    /s/ VEDDER, PRICE, KAUFMAN & KAMMHOLZ, P.C.